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                                                                  EXHIBIT 99(b)

PROXY                                                                      PROXY
                                      ENSERCH
                                  CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR SPECIAL MEETING NOVEMBER 15, 1996

  The undersigned hereby appoints D. W. Biegler and T. W. Luce, III, or either of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of ENSERCH Corporation, to be held at 301 South Harwood Street, Dallas, Texas, on Friday, November 15, 1996, at 2:00 p.m., and at any adjournments or postponements thereof, all the shares of Common Stock of the Corporation in the name of the undersigned or which the undersigned may be entitled to vote on the proposal to approve the Amended and Restated Agreement and Plan of Merger and all transactions contemplated therein ("Plan of Merger") and the proposal to amend the Restated Articles of Incorporation of the Corporation ("Articles Amendment"), each as described in the accompanying Joint Proxy Statement/Prospectus and, in their discretion, upon all such other matters as may properly come before said meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IT IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)
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                             ENSERCH CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0









The Board of Directors recommends a vote FOR
the Plan of Merger.                           FOR   AGAINST   ABSTAIN
1. Approval of Plan of Merger                  0       0         0

The Board of Directors recommends a vote FOR
the Articles Amendment.                       FOR   AGAINST   ABSTAIN
2. Approval of the Articles Amendment          0       0         0

3. In their discretion, upon such other matters as may properly come before the meeting.


                                            Dated: _______________________, 1996

                                            ____________________________________

                                            ____________________________________
                                                Signature of Shareholder(s)

                                            THIS PROXY MUST BE SIGNED EXACTLY
                                            AS NAME APPEARS HEREON. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES, ETC.,
                                            SHOULD GIVE FULL TITLE AS SUCH. IF
                                            THE SIGNER IS A CORPORATION, PLEASE
                                            SIGN FULL CORPORATE NAME BY DULY
                                            AUTHORIZED OFFICER.